EFTB-W-08 No.:________

REDEEMABLE COMMON STOCK PURCHASE WARRANT

NEITHER THIS WARRANT NOR THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND NEITHER THIS WARRANT NOR THE SECUITIES REEPRESENTED BY THIS CERTIFICATE MAY BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IN ACCORDANCE WITH AN EXEMPTION FROM REGISTRATION UNDER THAT ACT AND APPLICABLE STATE SECURITIES LAWS.

WARNING:

THE CONTENTS OF THIS DOCUMENT HAVE NOT BEEN REVIEWED BY ANY REGULATORY AUTHORITY IN HONG KONG.  YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER.  IF YOU ARE IN DOUBT ABOUT ANY OF THE CONTENTS OF THIS DOCUMENT, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

THIS DOCUMENT RELATES TO A PRIVATE PLACEMENT AND IS NOT A PROSPECTUS.  IT DOES NOT CONSTITUTE OR FORM ANY PART OF AN OFFER, SOLICITATION OR INVITATION TO THE PUBLIC IN HONG KONG TO SUBSCRIBE FOR, UNDERWRITE OR PURCHASE ANY SHARES OR OTHER SECURITIES OR COMMITMENT WHATSOEVER.  THIS DOCUMENT HAS NOT BEEN APPROVED BY THE SECURITIES AND FUTURES COMMISSION OF HONG KONG, NOR HAS A COPY OF IT BEEN REGISTERED BY THE REGISTRAR OF COMPANIES IN HONG KONG.

AN APPLICATION FOR THE SECURITIES IS NOT INVITED FROM ANY PERSONS IN HONG KONG OTHER THAN A PERSON TO WHOM A COPY OF THE OFFERING MATERIALS HAS BEEN ISSUED BY US, AND IF MADE, WILL NOT BE ACCEPTED, UNLESS THE APPLICANT SATISFIES US THAT HE IS A PROFESSIONAL INVESTOR WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CHAPTER 571 OF THE LAWS OF HONG KONG).

EFT BIOTECH HOLDINGS, INC.

REDEEMABLE COMMON STOCK PURCHASE WARRANT

1.           Issuance.  In consideration of good and valuable consideration, the receipt of which is hereby acknowledged by EFT BIOTECH HOLDINGS, INC., a Nevada corporation (the “Company”), ___________________ , or any person to whom this Warrant is assigned (the “Holder”), is hereby granted the right to purchase at any time until 5:00 p.m., New York City time, on the second anniversary date of the date of grant (the “Termination Date”) up to _______________ fully paid and nonassessable shares of the Company's common stock (the “Common Stock”), at an exercise price of $3.80 (USD) per share (the “Exercise Price”).

2.           Exercise of Warrants; Redemption.

2.1           Method of Exercise.

(a)
This Warrant is exercisable in whole or in part at any time and from time to time.  Such exercise shall be effectuated by submitting to the Company (either by delivery to the Company or by facsimile transmission as provided in Section 10 hereof) a completed and duly executed Notice of Exercise (substantially in the form attached hereto) as provided in this paragraph.  The date such Notice of Exercise is faxed to the Company shall be hereinafter defined as the “Exercise Date,” provided that the Holder of this Warrant tenders this Warrant to the Company within five (5) business days thereafter.  The Notice of Exercise shall be executed by the Holder of this Warrant and shall indicate the number of shares then being purchased pursuant to such exercise. Upon surrender of this Warrant, together with appropriate payment of the Exercise Price for the shares of Common Stock purchased, the Certificate(s) representing the Shares being purchased shall be promptly delivered to the Holder or Holder’s assignees, but in no event less than (10) days, after the rights represented by this Warrant have been so exercised. The Exercise Price per share of Common Stock for the shares of Common Stock then being purchased shall be payable either in cash or by certified or official bank check made payable to the Company.

(b)	The Holder shall be deemed to be the holder of the Common Stock issued in accordance with the provisions of this Section 2.1 on the Exercise Date.

2.2	Redemption:

(a)
The Company shall have the right, but not the obligation, to redeem this  Warrant, if outstanding and not expired or exercised, on a pro rata basis, at a purchase price of $0.0001 per Warrant within thirty (30) days from the tenth (10th) consecutive trading day that the closing sales price, or the average of the closing bid and asked price in the event that the Company’s common stock trades on the OTC or any public securities market within the U.S., of the Company’s Common Stock is at least Eleven Dollars ($11.00) per share.

3.           Reservation of Shares.  The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of Common Stock as shall be required for issuance upon the full exercise of this Warrant (the “Warrant Shares”).

4.           Mutilation or Loss of Warrant.  Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a duplicate Warrant and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

5.           Rights of the Holder.  The Holder shall not, by virtue of holding the Warrant, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein. Nothing withstanding the foregoing, the Company shall deliver to the Holder all notices and other information provided to its holders of shares of Common Stock or other securities which may be issuable hereunder concurrently with the delivery of such information to such holders.  This Warrant does not entitle the Holder to any voting rights or, except for the foregoing notice provisions, any other rights as a shareholder of the Company.  No dividends are payable or will accrue on this Warrant or the shares of Common Stock purchasable under this Warrant until, and except to the extent that, this Warrant is exercised.  Upon the surrender of this Warrant and payment of the Exercise Price as provided above, the person or entity entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the record holder of such shares as of the close of business on the date of the surrender of this Warrant for exercise as provided above.  Upon the exercise of this Warrant, the Holder shall have all of the rights of a shareholder in the Company attaching to the purchased shares of Common Stock.

6.           Exchange for Other Denominations.  This Warrant is exchangeable, on its surrender by the Holder to the Company, for a new Warrant of like tenor and date representing in the aggregate the right to purchase the balance of the number of shares of Common Stock issuable upon the exercise of this Warrant in denominations and subject to restrictions on transfer contained herein, in the names designated by the Holder at the time of surrender.

7.           Transfer.  This Warrant is a part of a private placement of Units sold solely to non-U.S. residents pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), under Regulation S and Section 4(2) promulgated under the Securities Act.  This Warrant has been issued to the Holder based on the representations by the Holder that such Holder is (a) not a U.S. citizen and is (b) purchasing this warrant for investment purposes only and not with a view to the distribution of either the Warrant or the Warrant Shares .   Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Securities Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Securities Act.  Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section and other applicable legends.

8.           Payment of Taxes.  The Company shall pay all taxes and other governmental charges, other than applicable income taxes, that may be imposed with respect to the issuance of shares of Common Stock pursuant to the exercise of this Warrant.

9.           Notices.  Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid to:

Mr. Tony K. So
EFT BioTech Holdings, Inc.
Langham Office Tower
8 Argyle Street
Suite 3706
Kowloon, Hong Kong SAR
Telephone No.: (852) 9150 2104
Fax No.: (852) 8167 3242

With copies to:

Buckman, Buckman & Reid, Inc.
174 Patterson Avenue
Shrewsbury, NJ  07707
U.S.A.
Attn: Jack Buckman
Telephone No.: (732) 530-0303
Fax No.: (732) 530-2937

Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, four days after the date of deposit the mail system.

10.           Supplements and Amendments; Whole Agreement.  This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto.  This Warrant contains the full understanding of the parties with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

11.           Governing Law.  This Warrant shall be deemed to be a contract made under the laws of the State of New Jersey.  The Company and each Purchaser hereby  submit to the jurisdiction of any state court of competent jurisdiction in and for New Jersey, or in the United States District Court for New Jersey in any action or proceeding arising out of or relating to this Agreement and agree that all claims in respect of the securities action or proceeding may be heard and determined in any such court;  agree not to bring any action or proceeding arising out of or relating to this Agreement in any other court;  waive any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waive any bond, surety, or other security that might be required of any other party with respect thereto; and  agree that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

12.           Jury Trial Waiver.   The Company and the Holder hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out or in connection with this Warrant.

13.           Counterparts.  This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

14.           Descriptive Headings.  Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the terms contained herein.

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IN WITNESS WHEREOF, the Company has executed this Warrant as of the ____ day of _____________, 2008.

EFT BIOTECH HOLDINGS, INC.

By:

Name: ______________________________

Title: _______________________________

EFT BIOTECH HOLDINGS, INC.
Exercise Form

(To be executed by the Holder to purchase
Common Stock pursuant to the Warrant)

The undersigned holder of the attached Warrant hereby irrevocably elects to exercise purchase rights represented by such Warrant for, and to purchase, ___________ shares of Common Stock of EFT BioTech Holdings, Inc., a Nevada corporation (the “Company”) at USD $3.80 per share.

The undersigned herewith tenders the following amount as payment for the above-referenced shares:

Amount of Shares Purchased:
Exercise Price per Share:	x $3.80 (USD)
Payment Due:	$

The undersigned requests that (1) a certificate for the shares be issued in the name of the undersigned and (2) if such number of shares is not all of the shares purchasable under this Warrant, that a new Warrant of like tenor for the balance of the remaining shares purchasable under this Warrant be

Date:______________________________	____________________________________
Signature

____________________________________
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